UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 17, 2009

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

212-560-5195
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                      Entry Into a Material Definitive Agreement
Item 9.01                      Financial Statements and Exhibits

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2009, pursuant to a Share Purchase Agreement (“SPA”), which is attached to this Current Report on Form 8-K as Exhibit 10.1, the Company’s wholly owned subsidiary, Ayapambagold S.A. (“Ayapamba”),  entered into an agreement to purchase 799 of the 800 outstanding shares (99%) of Compania Minera Santafemining S.A. (“Santafemining”) from William W. Magers at a purchase price of US $1,631,844 (One Million Six Hundred Thirty One Thousand, Eight Hundred Forty Four Dollars).

The Company expects the acquisition to be fully consummated during the month of August 2009.

Santafemining processes rock and sand tailings and has been operating at 80 tons per day since inception in 2007.   Its processing facilities are currently being retrofitted to add an additional 70 tons of operating capacity.  Santafemining is located approximately one kilometer from Trilliant’s Muluncay operation.

Item 9.01 Financial Statements and Exhibits

10.1           Stock Purchase Agreement between Ayapambagold and William W. Magers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION

Date: July 23, 2009	By:	/s/ William R. Lieberman
	Name:	William R. Lieberman
	Title:	President